SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 and 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (date of earliest event reported):   May 31, 2002 (May 31, 2002)


                            ONLINE POWER SUPPLY, INC.
--------------------------------------------------------------------------------
              Exact Name of Registrant as Specified in its Charter)

           Nevada                       00-29669              84-1176494
-----------------------------    -----------------------    --------------------
(State or other jurisdiction      (Commission File No.)      (I.R.S. Employer
      of incorporation)                                      Identification No.)



          8100 South Akron, Suite 308
          Englewood, Colorado                                     80112
--------------------------------------------------------    --------------------
    (Address of Principal Executive Offices)                   (Zip Code)


       Registrant's telephone number, including area code: (303) 741-5641


                                 Not Applicable
--------------------------------------------------------------------------------
               (Former Name, Former Address or Former Fiscal Year,
                          if Changed From Last Report)

ITEM 5.   OTHER EVENTS


OnLine Power Supply, Inc. ("OPS"), announced today that its 48 Volt power supply received safety certification from Underwriters Laboratories Inc. ("UL").

UL has completed its engineering investigation on the OPS 1000 Watt 48 Volt power supply and found that the product complies with applicable requirements. UL has issued a "notice of authorization to apply the UL mark" to the OPS-1000-48. UL file number E203110 is available for inspection at www.ul.com.

Another 48 volt product, the OPS-U-600-48 (OPS' 600 Watt universal input power supply) is still undergoing testing at INTERTest Systems, Inc. in Colorado Springs, Colo. and is expected to meet all UL requirements. INTERTest is UL's designated testing company for these kinds of products.

The OPS-1000-48 and the OPS-U-600-48 will be manufactured at the Monterrey, Mexico, plant of OPS' manufacturing partner, Saturn Electronics & Engineering Inc., at the same time as Saturn continues to produce OPS' 700 Watt and 500 Watt PFC modules.

The manufacturing process for the 48 Volt power supplies will start with a series of small production runs. After a manufacturing break-in period of about a month, Saturn will be ready to build the OPS-1000-48 and OPS-U-600-48 in volume.






                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           ONLINE POWER SUPPLY, INC.


Dated: May 31, 2002                        By:     /s/    Kris M. Budinger
                                                --------------------------------
                                                KRIS M. BUDINGER, President





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